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                                                                     EXHIBIT 4.1

[NUMBER STAMP]                   [METALICO, INC. LOGO]            [SHARES STAMP]

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                            CUSIP 591176 10 2

IS THE OWNER OF

         FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.001 PAR VALUE OF

                                 METALICO, INC.

transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation, to all of which the holder by acceptance hereby assents. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

/s/ Arnold S. Graber                                    /s/ Carlos E. Aguero

     SECRETARY                                                 PRESIDENT

                                 METALICO, INC.
                                    CORPORATE
                                      SEAL
                                    DELAWARE

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek Drive South, Suite 430, Denver. CO 80209

By: ________________________________________________________
      Transfer Agent and Registrar Authorized Officer

1900